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                                                                     Exhibit 8.1


                                February 12, 2002

MediChem Life Sciences, Inc.
2501 Davey Road
Woodridge, IL  60517

           Re:  Opinion as to Federal Income Tax Consequences of Merger

Ladies and Gentlemen:

                     We have acted as special counsel for you in connection with
(i) the transactions contemplated by the Agreement and Plan of Merger, dated as of January 7, 2002 (the "Merger Agreement"), by and between deCODE genetics, Inc., a Delaware corporation (the "Buyer"), and MediChem Life Sciences, Inc., a Delaware corporation (the "Company"), pursuant to which Saga Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Buyer, shall merge with and into the Company (the "Merger"), and (ii) the preparation and filing of the Registration Statement on Form S-4 (Reg. No. 333-81848) (the "Registration Statement") initially filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on January 31, 2002, which includes the Proxy Statement of the Company and the Prospectus of the Buyer.

                     In connection with this opinion letter, we have examined the Merger Agreement, the Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion set forth below. For purposes of this opinion letter, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Merger that have come to our attention during our engagement and (ii) that the Merger will be consummated in the manner described in the Merger Agreement and the Registration Statement.

                     Subject to the foregoing and the fact that the discussion in the Registration Statement under the heading "THE MERGER--Material United States Federal Income Tax Consequences" (the "Discussion") is a summary and does not purport to discuss all possible United States federal income tax consequences of the Merger, we are of the opinion that the Discussion states the material United States federal income tax consequences of the Merger to holders of Company common stock who surrender such stock in exchange for Buyer common stock pursuant to the Merger Agreement. In addition, we express no opinion as to the United States federal, state, local, foreign or other tax consequences, other than as set forth in the Discussion. Further, there can be no assurances that the opinion expressed herein will be accepted by the Internal Revenue Service (the "IRS") or, if challenged, by a court. This opinion



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letter is delivered to you in accordance with the requirements of Item 601(b)(8)
of Regulation S-K under the Securities Act.

                     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury
Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS, and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time, possibly with retroactive effect. A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions. The opinion set forth herein is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue or incorrect.

                    This opinion letter is furnished to you solely for use in connection with the Merger, as described in the Merger Agreement and the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission, except as described in the succeeding sentence. In accordance with the requirements of
Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to Amendment No. 1 to the Registration Statement and to the reference to our firm name under the headings "THE MERGER--Material United States Federal Income Tax Consequences," "THE MERGER AGREEMENT--Conditions to the Consummation of the Merger" and "LEGAL MATTERS." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                    Very truly yours,

                                                    /s/ Winston & Strawn

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